Exhibit 2(N)(ii)

Consent of Independent Registered Public Accounting Firm

The Shareholders and Board of Trustees

of ING Senior Income Fund

We consent to the use of our report dated April 27, 2007, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

April 14, 2008